    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000.

                                                      REGISTRATION NO. 333-94777
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               EPRISE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 7371                                04-3179480
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                              1671 WORCESTER ROAD
                              FRAMINGHAM, MA 01701
                                 (508) 872-0200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               JOSEPH A. FORGIONE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EPRISE CORPORATION
                              1671 WORCESTER ROAD
                              FRAMINGHAM, MA 01701
                                 (508) 872-0200
(NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                DENNIS W. TOWNLEY, ESQ.                                 EDWIN L. MILLER, JR., ESQ.
                ANDREA M. TEICHMAN, ESQ.                             TESTA, HURWITZ & THIBEAULT, LLP
       HILL & BARLOW, A PROFESSIONAL CORPORATION                             125 HIGH STREET
                ONE INTERNATIONAL PLACE                                      BOSTON, MA 02110
                 BOSTON, MA 02110-2607                                        (617) 248-7000
                     (617) 428-3000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

    If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

    If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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--------------------------------------------------------------------------------

                               EXPLANATORY NOTE
                               ----------------



     This amendment is being filed solely to include the conformed, dated opinion of Hill & Barlow, counsel to the registrant, as Exhibit 5.1 to the Registration Statement on Form S-1. No other changes have been made to the Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on March 23, 2000.


                               EPRISE CORPORATION


                               By:         /s/ ANDREA M. TEICHMAN

                                 -----------------------------------------------

                                               Andrea M. Teichman


                                                Attorney-in-Fact


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                    TITLE                      DATE
---------                                                    -----                      ----

                       *                           President, Chief Executive     March 23, 2000
------------------------------------------------      Officer and Director
              (Joseph A. Forgione)                    (Principal Executive
                                                            Officer)

                       *                          Vice President, Finance and     March 23, 2000
------------------------------------------------    Chief Financial Officer,
               (Milton A. Alpern)                   (Principal Financial and
                                                      Accounting Officer)

                       *                             Chairman of the Board        March 23, 2000
------------------------------------------------
              (Edson D. de Castro)

                       *                                    Director              March 23, 2000
------------------------------------------------
              (Deborah M. Besemer)

                       *                                    Director              March 23, 2000
------------------------------------------------
              (Robert C. Fleming)

                       *                                    Director              March 23, 2000
------------------------------------------------
               (Alain J. Hanover)

                       *                                    Director              March 23, 2000
------------------------------------------------
            (Nicholas A. Papantonis)

SIGNATURE                                                    TITLE                      DATE
---------                                                    -----                      ----
                       *                                    Director              March 23, 2000
------------------------------------------------
              (Jonathan B. Radoff)

                       *                                    Director              March 23, 2000
------------------------------------------------
               (Joseph Tischler)

          *By: /s/ ANDREA M. TEICHMAN
  -------------------------------------------
               Andrea M. Teichman
                Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                        DESCRIPTION OF DOCUMENT
-------                      -----------------------
     1.1+  Form of Underwriting Agreement by and among Eprise and the
           Underwriters
     3.1+  Third Amended and Restated Certificate of Incorporation of
           Eprise Corporation filed in the State of Delaware on
           November 2, 1999
     3.2+  Fifth Amended and Restated Certificate of Incorporation of
           Eprise
     3.3+  Certificate of Amendment to Fifth Amended and Restated
           Certificate of Incorporation of Eprise
     3.4+  Form of Amended and Restated Certificate of Incorporation of
           Eprise (to be filed with the Secretary of State of Delaware and effective upon the closing of the offering.)
     3.5+  Corporate bylaws of Inner Circle Technologies, Inc., as currently in effect
     3.6+  Form of Amended and Restated By-Laws (to take effect as of the effective date of the registration statement)
     4.1+  Specimen certificate for shares of the common stock of
           Eprise
     4.2+  Description of capital stock (contained in Exhibits 3.1 and
           3.2)
     4.3+  Warrant to purchase 50,307 shares of common stock, issued to
           Silicon Valley Bank on July 18, 1997
     4.4+  Warrant to purchase 326,995 shares of Series A Preferred
           Stock, issued to Prism Venture Partners I, L.P. on October
           9, 1997
     4.5+  Warrant to purchase 75,460 shares of common stock, issued to
           Silicon Valley Bank on December 5, 1997
     4.6+  Antidilution Agreement with Silicon Valley Bank, dated
           December 5, 1997
     4.7+  Warrant to purchase 649,227 shares of common stock, issued to Deutsche Bank Securities Inc. as of September 8, 1999
     5.1   Opinion of Hill & Barlow regarding legality of common stock to be offered hereunder
    10.1+  Lease dated as of February 22, 2000 between NDNE 9/90 200
           Crossing Boulevard, LLC and Eprise, relating to the future principal executive offices of Eprise at 200 Crossing
           Boulevard, Framingham, Massachusetts
    10.2+  Sublease Agreement between NovaLink USA Corporation and
           Merkert Enterprises, Inc., as amended
    10.3+  Sublease Agreement dated June 9, 1999 between Aquila
           Biopharmaceuticals Inc. and Eprise Corporation
    10.4+  Eprise Corporation 1997 Stock Option Plan, as amended through December 1, 1999
    10.5+  Eprise 1997 Amended and Restated Stock Option Plan
    10.6+  Inner Circle Technologies, Inc. 1994 Stock Option Plan
    10.7+  Eprise 2000 Non-Employee Director Stock Option Plan
    10.8+  Employment Agreement between Eprise Corporation and Joseph
           A. Forgione dated as of November 4, 1997
    10.9+  Employment Agreement between Eprise Corporation and Jonathan
           B. Radoff dated as of December 17, 1997
    10.10+ Eprise 2000 Employee Stock Purchase Plan dated January 5,
           2000, as amended through March 22, 2000
    10.11+ Eprise Corporation Retirement Saving Plan dated October 14,
           1998, as amended

EXHIBIT
  NO.                        DESCRIPTION OF DOCUMENT
-------                      -----------------------
    10.12+ Second Amended and Restated Stockholders Agreement dated as of November 8, 1999 among Eprise and the preferred
           stockholders of Eprise
    10.13+ Second Amended and Restated Registration Rights Agreement
           dated as of November 8, 1999 among Eprise and the preferred stockholders of Eprise
    10.14+ Registration Rights Agreement dated July 18, 1997 among
           Eprise and Silicon Valley Bank
    10.15+ Registration Rights Agreement dated December 5, 1997 among
           Eprise and Silicon Valley Bank
    10.16+ Loan and Security Agreement among Eprise and Silicon Valley
           Bank dated January 28, 1998
    10.17+ Negative Pledge Agreement among Eprise and Silicon Valley
           Bank dated 1997
    10.18+ First Loan Modification Agreement among Eprise and Silicon
           Valley Bank dated March 1999
   16+     Letter re Change in Certifying Accountant
    21.1+  List of Subsidiaries
    23.1+  Independent Auditors' Consent -- Deloitte & Touche LLP
    23.2+  Independent Accountants' Consent -- Arthur Andersen LLP
    23.3   Consent of Hill & Barlow, a Professional Corporation
           (contained in Exhibit 5.1)
    23.4+  Consent of IDC
    27.1+  Eprise Financial Data Schedule for the period ending
           December 31, 1999
    27.2+  Eprise Financial Data Schedule for the period ending
           December 31, 1998
    27.3+  Eprise Financial Data Schedule for the period ending
           December 31, 1997
    27.4+  Eprise Financial Data Schedule for the period ending August
           31, 1997


------------------------
+ Previously filed.